As filed with the Securities and Exchange Commission on April 18, 2002

                                            Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------


                           NEWMONT MINING CORPORATION
             (Exact name of Registrant as specified in its charter)


                            -------------------------


           Delaware                             1700 Lincoln Street                        84-1611629
(State or other jurisdiction of               Denver, Colorado 80203                     (I.R.S. Employer
incorporation or organization)                    (303) 863-7414                        Identification No.)
                                     (Address of principal executive offices)


                           NEWMONT MINING CORPORATION
    Newmont Mining Corporation of Canada Limited Employees' Stock Option Plan
                              (Full Title of Plan)


                            -------------------------

                              Britt D. Banks, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)


                            -------------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200


                            -------------------------


                         CALCULATION OF REGISTRATION FEE


==================================== ================= ==================== =================== ====================

                                                        Proposed maximum     Proposed maximum
      Title of each class of           Amount to be      offering price     aggregate offering       Amount of
    securities to be registered       registered (1)      per share (2)         price (2)        registration fee
------------------------------------ ----------------- -------------------- ------------------- ------------------------
Common Stock, $1.60 par value (and      2,551,448            $27.96            $71,338,486           $6563.14
    associated Preferred Stock
         Purchase Rights)
==================================== ================= ==================== =================== ========================

(1)  The  number of shares of Common  Stock of  Newmont  Mining  Corporation  that may be issued  upon  exercise  of the outstanding  options of Newmont Mining  Corporation of Canada Limited,  based upon the exercise prices in effect on
     April 16, 2002.  Pursuant to Rule 416(a) of the Securities  Act of 1933, as amended,  this  Registration  Statement shall be deemed also to cover an  indeterminable  number of additional  shares that may become issuable pursuant to the anti-dilution provisions applicable to the options.

(2)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance with Rules 457(h) and 457(c)
     under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange, Inc. on April 16, 2002.

========================================================================================================================


                                EXPLANATORY NOTE


          The Corporation has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register 2,551,448 shares of common stock, $1.60 par value per share, of the Corporation (the "Common Stock") that may be issued from time to time upon exercise of outstanding options under the Newmont Mining Corporation of Canada Limited Employees' Stock Option Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.


          On February 15, 2002, Delta Acquisitionco Corp., at the time a direct wholly owned subsidiary of Delta Holdco Corp. ("Holdco") and an indirect wholly owned subsidiary of Newmont Mining Corporation ("Old Newmont"), was merged into Old Newmont (the "Reorganization"), with Old Newmont being the surviving corporation. As a result of the Reorganization, Old Newmont became a wholly owned subsidiary of Holdco. In connection with the Reorganization, Holdco changed its name to "Newmont Mining Corporation" and Old Newmont changed its name to "Newmont USA Limited". Pursuant to the Reorganization, shares of Old Newmont common stock were exchanged for shares of common stock of Holdco. References herein to documents filed by the "Corporation" prior to February 15, 2002 shall mean documents filed by Old Newmont. All other references herein to the "Corporation" or to the "Registrant" shall mean Holdco.


          On February 16, 2002, the Corporation acquired Franco-Nevada Mining Corporation Limited ("Franco-Nevada"), the name of which has now been changed to Newmont Mining Corporation of Canada Limited. Pursuant to the acquisition, options to purchase shares of Franco-Nevada issued pursuant to the Franco-Nevada Employees' Stock Option Plan (now called the Newmont Mining Corporation of Canada Limited Employees' Stock Option Plan) are exercisable for shares of common stock of the Corporation.

          The Corporation hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission:

          o The Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

          o The Corporation's Current Reports on Form 8-K filed on January 17, 2002 , February 7, 2002, March 1, 2002 (as amended by a Current Report on Form 8-K/A filed on April 16, 2002), April 3, 2002 and April 16, 2002.

          o The description of the Common Stock contained in the Corporation's registration statement on Form 8-A for its Common Stock filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Article Tenth of the Corporation's Certificate of Incorporation provides that the directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.


          The By-Laws of the Corporation provide that each person who at any time is or shall have been a director or officer of the Corporation, or is or shall have been serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, and his or her heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-Laws of the Corporation facilitates enforcement of the right of directors, officers and others to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between the Corporation and the director or officer.


          Section 145 of the General Corporation Law of the State of Delaware authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

Exhibit
Number         Description of Documents

4.1 Certificate of Incorporation of Registrant. Incorporated by reference to Appendix F to the Registrant's Registration
               Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.2            Certificate  of  Elimination  of  Series A  Junior  Participating
               Preferred  Stock of  Registrant.  Incorporated  by  reference  to
               Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.3 Certificate of Designations of Special Voting Stock. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.4 Certificate of Designations of Series A Junior Participating Preferred Stock of Registrant. Incorporated by reference to
               Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

4.5 Certificate of Designations of $3.25 Convertible Preferred Stock of Registrant. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of such preferred stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.6 Certificate of Amendment to the Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.7 By-Laws of the Registrant. Incorporated by reference to Appendix G to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.8 Rights Agreement, dated as of February 13, 2002, between the Registrant and Mellon Investor Services LLC (which includes the form of Certificate of Designations of Series B Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C). Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed on February 15, 2002.

5 Opinion of White & Case LLP, counsel to the Corporation, with respect to the legality of the Common Stock being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Deloitte, Touche, Tohmatsu.

23.4 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24             Power of Attorney of certain officers and directors.

Item 9.  Undertakings.

               The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

                         (i) to  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) to include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

               (4) that, for the purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18 day of April, 2002.

                                       NEWMONT MINING CORPORATION

                                       By  /s/ Britt D. Banks
                                           -------------------------------------
                                       Name:  Britt D. Banks
                                       Title: Vice President, General Counsel
                                              and Secretary



          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                                           Date
---------                               -----                                           ----



---------------------------
    Glen A. Barton                      Director                                        April 18, 2002

           *
---------------------------
  Vincent A. Calarco                    Director                                        April 18, 2002

           *
---------------------------
   Ronald C. Cambre                     Director                                        April 18, 2002

           *
---------------------------
  James T. Curry, Jr.                   Director                                        April 18, 2002

           *
---------------------------
  Joseph P. Flannery                    Director                                        April 18, 2002

---------------------------
  Leo I. Higdon, Jr.                    Director                                        April 18, 2002

           *
---------------------------
    M. Craig Haase                      Director                                        April 18, 2002

           *
---------------------------
   Michael S. Hamson                    Director                                        April 18, 2002

           *
---------------------------
    Pierre Lassonde                     Director                                        April 18, 2002

           *
---------------------------
   Robert J. Miller                     Director                                        April 18, 2002

           *                            Chairman of the Board and Chief
---------------------------
    Wayne W. Murdy                      Executive Officer
                                        (Principal Executive Officer)                   April 18, 2002


                                      -5-



           *
---------------------------
  Robin A. Plumbridge                   Director                                        April 18, 2002

           *
---------------------------
   John B. Prescott                     Director                                        April 18, 2002

           *
---------------------------
   Moeen A. Qureshi                     Director                                        April 18, 2002

           *
---------------------------
   Michael K. Reilly                    Director                                        April 18, 2002

           *
---------------------------
   Seymour Schulich                     Director                                        April 18, 2002

           *
---------------------------
   James V. Taranik                     Director                                        April 18, 2002

  /s/ Bruce D. Hansen                   Senior Vice President and
---------------------------             Chief Financial Officer
  Bruce D. Hansen                       (Principal Financial Officer)                   April 18, 2002

  /s/  Linda K. Wheeler                 Vice President and Controller
-----------------------                 (Principal Financial Officer)                   April 18, 2002
  Linda K. Wheeler




*By /s/ Britt D. Banks
    ------------------------------------
    Britt D. Banks,
    as Attorney-in-fact


Exhibit No.
-----------

4.1 Certificate of Incorporation of Registrant. Incorporated by reference to Appendix F to the Registrant's Registration
               Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.2            Certificate  of  Elimination  of  Series A  Junior  Participating
               Preferred  Stock of  Registrant.  Incorporated  by  reference  to
               Exhibit 3.2 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.3 Certificate of Designations of Special Voting Stock. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.4 Certificate of Designations of Series A Junior Participating Preferred Stock of Registrant. Incorporated by reference to
               Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed with the Securities and Exchange Commission on February 15, 2002.

4.5 Certificate of Designations of $3.25 Convertible Preferred Stock of Registrant. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of such preferred stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.6 Certificate of Amendment to the Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its common stock, filed with the Securities and Exchange Commission on February 15, 2002.

4.7 By-Laws of the Registrant. Incorporated by reference to Appendix G to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.8 Rights Agreement, dated as of February 13, 2002, between the Registrant and Mellon Investor Services LLC (which includes the form of Certificate of Designations of Series B Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C). Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A (File No. 001-31240), relating to the registration of its preferred stock purchase rights, filed on February 15, 2002.

5 Opinion of White & Case LLP, counsel to the Corporation, with respect to the legality of the Common Stock being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of Deloitte, Touche, Tohmatsu.

23.4 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24             Power of Attorney of certain officers and directors.



                                      -7-